MASTR 04-11

Paydown Rules

Group 1:

Pay 1A1, until retired;

Group 2:

Pay 2A1, until retired;

Group 3:

Pay 3A1, until retired;

Group 4:

1) Pay 4N1 and 4N2 pro rata, the NAS Principal Distribution Amount until retired;

2) Pay sequentially 4AA, 4AB, 4AC in that order until retired.

3) Pay 4N1 and 4N2 pro rata, until retired.

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the scheduled principal amount and the NAS percent times the NAS prepay shift of the unscheduled principal amount.  The NAS percent will be zero for the first five years and thereafter will be equal to the (NAS) divided by the balance of the ALL Certificates.  The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Group 5:

1) Pay 5N1 and 5N2 pro rata, the NAS Principal Distribution Amount until retired;

2) Pay 5PM and 5A550 pro rata, until retired.

3) Pay sequentially, 5AB then 5AC until retired.

4) Pay 5N1 and 5N2 pro rata, until retired.

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the scheduled principal amount and the NAS percent times the NAS prepay shift of the unscheduled principal amount.  The NAS percent will be zero for the first five years and thereafter will be equal to the (NAS) divided by the balance of the ALL Certificates.  The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Retail Classes - 4AB, 4AC, 5AB, 5AC.

Super Senior Classes - 4AB, 4N1, 5AB, 5N1.

Senior Support Component Mezzanine Nas Bonds - 4N2, 5N2.